Exhibit 4.2
EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT
by and among
MCE FINANCE LIMITED
as Issuer
MELCO CROWN ENTERTAINMENT LIMITED
as Parent Guarantor
MPEL INTERNATIONAL LIMITED
as Guarantor
and
THE SENIOR SUBORDINATED GUARANTORS NAMED HEREIN
and
DEUTSCHE BANK SECURITIES INC.
MERRILL LYNCH INTERNATIONAL
THE ROYAL BANK OF SCOTLAND PLC
(WITH THE INSTITUTIONS NAMED IN SCHEDULE I HERETO,
THE “INITIAL PURCHASERS”)
Dated as of May 17, 2010

9/F, Central Tower
28 Queen’s Road Central
Hong Kong

          This Registration Rights Agreement (this “Agreement”) is made and entered into as of May 17, 2010, by and among MCE Finance Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Issuer”), Melco Crown Entertainment Limited (the “Parent Guarantor”), MPEL International Limited, and the subsidiaries of the Issuer listed on Schedule I hereto (the “Senior Subordinated Guarantors” and, with the Parent Guarantor and MPEL International Limited, the “Guarantors”), Deutsche Bank Securities Inc., Merrill Lynch International, The Royal Bank of Scotland plc, and the other financial institutions signatories hereto (the “Initial Purchasers”), which have agreed to purchase the Issuer’s 10.25% Senior Notes due 2018 (the “Initial Notes”) pursuant to the Purchase Agreement (as defined below).
          This Agreement is made pursuant to the Purchase Agreement (the “Purchase Agreement”), dated May 12, 2010, by and among the Issuer, the Guarantors and the Initial Purchasers. In order to induce the Initial Purchasers to purchase the Initial Notes, the Issuer and the Guarantors have agreed to provide, subject to the conditions herein, the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in the Purchase Agreement. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Indenture, dated May 17, 2010 between the Issuer, the Guarantors, and The Bank of New York Mellon, as Trustee, relating to the Notes (the “Indenture”).
          The parties hereby agree as follows:
          Section 1. Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:
          “Affiliate” shall have the meaning set forth in Rule 144 of the Securities Act.
          “Agreement” shall have the meaning set forth in the preamble hereof.
          “Broker-Dealer” shall mean any broker or dealer registered under the Exchange Act.
          “Business Day” shall mean any day other than a Legal Holiday.
          “Closing Date” shall mean the date hereof.
          “Commission” shall mean the U.S. Securities and Exchange Commission.
          “Consummate” shall mean, and an Exchange Offer shall be deemed Consummated for purposes of this Agreement upon, the occurrence of (a) the filing and effectiveness under the Securities Act of the Exchange Offer Registration Statement relating to the Exchange Notes to be issued in the Exchange Offer, (b) the maintenance of such 0 Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the period required pursuant to Section 2(b) hereof and (c) the delivery by the Issuer to the Registrar under the Indenture of Exchange Notes in the same aggregate principal amount as the aggregate principal amount of Initial Notes tendered by Holders thereof pursuant to the Exchange Offer and not withdrawn.
          “Consummation Deadline” shall have the meaning set forth in Section 2(a) hereof.
          “Effectiveness Target Date” shall mean the Exchange Effectiveness Deadline or the Shelf Effectiveness Deadline, as applicable.
          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
          “Exchange Effectiveness Deadline” shall have the meaning set forth in Section 2(a) hereof.
          “Exchange Offer” shall mean the exchange and issuance by the Issuer, pursuant to Section 2 hereof, of a principal amount of Exchange Notes (which shall be registered pursuant to the Exchange Offer Registration Statement) equal to the outstanding principal amount of Initial Notes that are tendered by such Holders in connection with such exchange and issuance.
          “Exchange Offer Registration Statement” shall mean the Registration Statement relating to the Exchange Offer, including the related Prospectus.
          “Exchange Notes” shall mean the Issuer’s 10.25% Senior Notes due 2018 to be issued pursuant to the Indenture (a) in the Exchange Offer or (b) as contemplated by Section 3 hereof.
          “Guarantors” shall have the meaning set forth in the preamble hereof.
          “Holder” shall mean any Person whenever such Person owns Transfer Restricted Securities.
          “Indemnified Party” shall have the meaning set forth in Section 7(c) hereof.
          “Indemnifying Party” shall have the meaning set forth in Section 7(c) hereof.
          “Indenture” shall have the meaning set forth in the preamble hereof.
          “Initial Notes” shall have the meaning set forth in the preamble hereof.
          “Initial Purchasers” shall have the meaning set forth in the preamble hereof.
          “Issuer” shall have the meaning set forth in the preamble hereof.
          “Legal Holiday” shall mean a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.
          “Notes” shall mean the Initial Notes and the Exchange Notes.

          “Person” shall mean any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company, government or other agency or political subdivision thereof or any other entity.
          “Prospectus” shall mean the prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus (including, without limitation, any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act).
          “Purchase Agreement” shall have the meaning set forth in the preamble hereof.
          “Recommencement Date” shall have the meaning set forth in Section 5(d) hereof.
          “Registration Default” shall have the meaning set forth in Section 4 hereof.
          “Registration Statement” shall mean any registration statement of the Issuer and the Guarantors relating to (a) an offering of Exchange Notes pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, in each case, (i) that is filed pursuant to the provisions of this Agreement and (ii) including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.
          “Regulation S” shall mean Regulation S promulgated under the Securities Act.
          “Rule 144” shall mean Rule 144 promulgated under the Securities Act.
          “Securities Act” shall mean the Securities Act of 1933, as amended.
          “Shelf Effectiveness Deadline” shall have the meaning set forth in Section 3(a) hereof.
          “Shelf Filing Deadline” shall have the meaning set forth in Section 3(a) hereof.
          “Shelf Registration Statement” shall have the meaning set forth in Section 3 hereof.
          “Suspension Notice” shall have the meaning set forth in Section 5(d) hereof.
          “TIA” shall mean the Trust Indenture Act of 1939 as in effect on the date of the Indenture.
          “Transfer Restricted Securities” means each Initial Note until the earliest to occur of: (i) the date on which such Initial Note has been exchanged by a Person other than a Broker-Dealer for a Exchange Note in the Exchange Offer; (ii) following the exchange by a Broker-Dealer in the Exchange Offer of an Initial Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such Broker-Dealer on or prior to the date of such sale a copy of the Prospectus contained in the Exchange Offer Registration Statement; (iii) the date on which such Initial Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement; or (iv) the date on which such Initial Note is distributed to the public pursuant to Rule 144 under the Securities Act.
          Section 2. Registered Exchange Offer. (a) The Issuer and the Guarantors shall (i) cause the Exchange Offer Registration Statement to be filed with the Commission on or prior to 90 days after the Closing Date and use all commercially reasonable efforts to cause such Exchange Offer Registration Statement to become effective no later than 180 days after the Closing Date (such 180th day being the “Exchange Effectiveness Deadline”), (ii) in connection therewith, (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause it to become effective, (B) file, if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Securities Act and (C) cause all necessary filings, if any, in connection with the registration and qualification of the Exchange Notes to be made under the securities laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iii) unless the Exchange Offer shall not be permitted by applicable federal law or Commission policy or action (after the procedures set forth in Section 6(a)(i) have been complied with) commence the Exchange Offer and use its commercially reasonable efforts to Consummate the Exchange Offer on or prior to the 30th Business Day, or longer if required by the federal securities laws, after such Exchange Offer Registration Statement has been declared effective (such 30th Business Day being the “Consummation Deadline”). The Exchange Offer shall be on the appropriate form permitting (x) registration of the offer and issuance of the Exchange Notes to be offered in exchange for the Initial Notes that are Transfer Restricted Securities and (y) resales of Exchange Notes by Broker-Dealers that tendered into the Exchange Offer Initial Notes that such Broker-Dealer acquired for its own account as a result of market-making activities or other trading activities (other than Initial Notes acquired directly from the Issuer or any of its Affiliates) as contemplated by Section 2(c) hereof.
          (b) The Issuer and the Guarantors shall use all commercially reasonable efforts to cause the Exchange Offer Registration Statement to be effective continuously, and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days. The Issuer and the Guarantors shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Exchange Notes shall be included in the Exchange Offer Registration Statement.
          (c) The Issuer and the Guarantors shall include a “Plan of Distribution” section in the Prospectus contained in the Exchange Offer Registration Statement and indicate therein that any Broker-Dealer who holds Transfer Restricted Securities that were acquired for the account of such Broker-Dealer as a result of market-making activities or other trading activities (other than Initial Notes acquired directly from the Issuer or any of its Affiliates) may exchange such Transfer Restricted Securities pursuant to the Exchange Offer. Such “Plan of Distribution” section shall also contain all other information with respect to such sales by such Broker-Dealers that the Commission may require in order to permit such sales pursuant thereto, but such “Plan of Distribution” shall not name any such Broker-Dealer or disclose the amount of Transfer Restricted Securities held by any such Broker-Dealer, except to the extent required by the Commission as a result of a change in policy, rules or regulations after the date of this Agreement.
          Because such Broker-Dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with the initial sale of any Exchange Notes received by such Broker-Dealer in the Exchange Offer, the Issuer and the Guarantors shall permit the use of the Prospectus contained in the Exchange Offer Registration Statement by such Broker-Dealer to satisfy such prospectus delivery requirement. To the extent necessary to ensure that the Prospectus contained in the Exchange Offer Registration Statement is available for sales of Exchange Notes by Broker-Dealers, the Issuer and the Guarantors agree to use all commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented, amended and current as required by and subject to the provisions of Section 5(a) and (c) hereof and in conformity with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of 180 days from the date on which the Exchange Offer is Consummated or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold pursuant thereto. The Issuer and the Guarantors shall provide sufficient copies of the latest version of such Prospectus to such Broker-Dealers, promptly upon request, and in no event later than two Business Days after such request, at any time during such period.
          Section 3. Shelf Registration. (a) If (i) the Issuer and the Guarantors are not (A) required to file the Exchange Offer Registration Statement or (B) permitted to Consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or action or (ii) any Holder notifies the Issuer and the Guarantors prior to the 20th Business Day following the Consummation of the Exchange Offer that (A) it is prohibited by law or Commission policy or action from participating in the Exchange Offer; or (B) it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder; or (C) it is a Broker-Dealer and holds Initial Notes acquired directly from the Issuer or any of its Affiliates, then the Issuer and the Guarantors shall:
          (x) use all commercially reasonable efforts to file on or prior to 30 days after the earlier of (i) the date on which the Issuer and the Guarantors determine that the Exchange Offer Registration Statement cannot be filed as a result of clause (a)(i) in the immediately preceding paragraph of this Section 3 and (ii) the date on which the Issuer and the Guarantors receive the notice specified in clause (a)(ii) in the immediately preceding paragraph of this Section 3 (such earlier date, the “Shelf Filing Deadline”), a shelf registration statement pursuant to Rule 415 under the Securities Act (which may be an amendment to the Exchange Offer Registration Statement (the “Shelf Registration Statement”)), relating to all Transfer Restricted Securities; and

          (y) use all commercially reasonable efforts to cause such Shelf Registration Statement to become effective on or prior to 90 days after the Shelf Filing Deadline (such 90th day the “Shelf Effectiveness Deadline”).
          If, after the Issuer and the Guarantors have filed an Exchange Offer Registration Statement that satisfies the requirements of Section 2(a) hereof, the Issuer and the Guarantors are required to file and make effective a Shelf Registration Statement solely because the Exchange Offer is not permitted under applicable law or Commission policy or action, then the filing of the Exchange Offer Registration Statement shall be deemed to satisfy the requirements of clause (x) of this Section 3(a); provided, that in such event, the Issuer and the Guarantors shall remain obligated to meet the Shelf Effectiveness Deadline set forth in clause (y) of this Section 3(a).
          To the extent necessary to ensure that the Shelf Registration Statement is available for sales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 3(a) and the other securities required to be registered therein pursuant to Section 5(b)(ii) hereof, the Issuer and the Guarantors shall use all commercially reasonable efforts to keep any Shelf Registration Statement required by this Section 3(a) continuously effective, supplemented, amended and current as required by and subject to the provisions of Sections 5(b) and (c) hereof and in conformity with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, until the expiration of the period referred to in Rule 144(k) (as extended pursuant to Section 5(c)(i) hereof) following the Closing Date, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Shelf Registration Statement have been sold pursuant thereto.
          (b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Issuer and the Guarantors in writing, within 20 days after receipt of a request therefor, the information specified in Item 507 or 508 of Regulation S-K, as applicable, of the Securities Act for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder shall be entitled to liquidated damages pursuant to Section 4 hereof unless and until such Holder shall have provided all such information. Each Holder agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Issuer and the Guarantors by such Holder not materially misleading.
          Section 4. Liquidated Damages. If (a) any Registration Statement required by this Agreement is not filed with the Commission on or prior to the date specified for such filing, if any, (b) any such Registration Statement has not been declared effective by the Commission on or prior to the applicable Effectiveness Target Date, (c) the Exchange Offer has not been Consummated on or prior to the Consummation Deadline or (d) the Shelf Registration Statement or the Exchange Offer Registration Statement is filed and declared effective but thereafter ceases to be effective or usable for its intended purpose without being succeeded within three days by a post-effective amendment to such Registration Statement that cures such failure and that is itself declared effective within five days of filing such post-effective amendment to such Registration Statement (each such event referred to in clauses (a) through (d) above, a “Registration

Default”), then the Issuer and the Guarantors hereby agree to pay to each Holder of Transfer Restricted Securities affected thereby liquidated damages in an amount equal to $0.05 per week per $1,000 principal amount of Transfer Restricted Securities held by such Holder with respect to the first 90-day period immediately following the occurrence of the first Registration Default. The amount of the liquidated damages shall increase by an additional $0.05 per week per $1,000 principal amount of Transfer Restricted Securities held by such Holder with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages for all Registration Defaults of $0.50 per week per $1,000 principal amount of Transfer Restricted Securities held by such Holder; provided, that the Issuer and the Guarantors shall in no event be required to pay liquidated damages for more than one Registration Default at any given time. Notwithstanding anything to the contrary set forth herein, (i) upon filing of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of clause (a) of this Section 4, (ii) upon the effectiveness of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of clause (b) of this Section 4, (iii) upon Consummation of the Exchange Offer, in the case of clause (c) of this Section 4, or (iv) upon the filing of a post-effective amendment to the Registration Statement or an additional Registration Statement that causes the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement) to again be declared effective or made usable in the case of clause (d) of this Section 4, the liquidated damages payable with respect to the Transfer Restricted Securities as a result of such clauses (a), (b), (c) or (d) of this Section 4, as applicable, shall cease.
          All accrued liquidated damages will be paid to the Holders entitled thereto, in the manner provided for the payment of interest in the Indenture, on the next scheduled Interest Payment Date (as such term is defined in the Indenture), as more fully set forth in the Indenture and the Notes. Notwithstanding the fact that any Notes for which liquidated damages are due cease to be Transfer Restricted Securities, all obligations to pay liquidated damages with respect to Notes shall survive until such time as such obligations with respect to the Notes have been satisfied in full.
          Section 5. Registration Procedures. (a) Exchange Offer Registration Statement. In connection with the Exchange Offer Registration Statement, the Issuer and the Guarantors shall (i) comply with all applicable provisions of Section 5(c) hereof, (ii) use their commercially reasonable efforts to effect such exchange and to permit the resale of Exchange Notes by Broker-Dealers that tendered in the Exchange Offer Initial Notes that such Broker-Dealer acquired for its own account as a result of its market-making activities or other trading activities (other than Initial Notes acquired directly from the Issuer or any of its Affiliates) being sold in accordance with the intended method or methods of distribution thereof, and (iii) comply with all of the following provisions:
     (A) If, following the date hereof, there has been announced a change in Commission policy with respect to exchange offers such as the Exchange Offer, that in the reasonable opinion of counsel to the Issuer and the Guarantors raises a substantial question as to whether the Exchange Offer is permitted by applicable federal law, the Issuer and the Guarantors hereby agree to seek a no-action letter or other favorable decision from the Commission allowing the Issuer and the Guarantors to Consummate an Exchange Offer for such Transfer Restricted Securities. The Issuer and the Guarantors

hereby agree to pursue the issuance of such a decision to the Commission staff level. In connection with the foregoing, the Issuer and the Guarantors hereby agree to take all such other actions as may be reasonably requested by the Commission or otherwise reasonably required in connection with the issuance of such decision, including without limitation (1) participating in telephonic conferences with the Commission, (2) delivering to the Commission staff an analysis prepared by counsel to the Issuer and the Guarantors setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (3) diligently pursuing a resolution (which need not be favorable) by the Commission staff.
     (B) As a condition to its participation in the Exchange Offer, each Holder of Transfer Restricted Securities (including, without limitation, any Holder who is a Broker-Dealer) shall furnish, upon the request of the Issuer and the Guarantors, prior to the Consummation of the Exchange Offer, a written representation to the Issuer and the Guarantors (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (1) it is not an Affiliate of the Issuer or any of the Guarantors, (2) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and (3) it is acquiring the Exchange Notes in its ordinary course of business. As a condition to its participation in the Exchange Offer, each Holder using the Exchange Offer to participate in a distribution of the Exchange Notes shall acknowledge and agree that, if the resales are of Exchange Notes obtained by such Holder in exchange for Initial Notes acquired directly from the Issuer or any of its Affiliates, it (x) could not, under Commission policy as in effect on the date of this Agreement, rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including, if applicable, any no-action letter obtained pursuant to clause (a)(iii)(A) of this Section 5) and (y) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K.
     (C) Prior to effectiveness of the Exchange Offer Registration Statement, the Issuer and the Guarantors shall provide a supplemental letter to the Commission (1) stating that the Issuer and the Guarantors are registering the Exchange Offer in reliance on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley and Co., Inc. (available June 5, 1991) as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993, and, if applicable, any no-action letter obtained pursuant to clause (a)(iii)(A) of this Section 5, (2) including a representation that neither the Issuer nor the Guarantors have entered into any arrangement or understanding with any Person to distribute the Exchange Notes to be received in the Exchange Offer and that, to the best of the Issuer and the Guarantor’s information and belief, each Holder participating in the Exchange Offer is acquiring the Exchange Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of Exchange Notes received in the Exchange Offer and (3) any other undertaking or representation required by the Commission as set forth in any no-action letter obtained pursuant to clause (a)(iii)(A) of this Section 5, if applicable.
          (b) Shelf Registration Statement. In connection with the Shelf Registration Statement, the Issuer and the Guarantors shall:
     (i) comply with all the provisions of Section 5(c) hereof and use all commercially reasonable efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Issuer and the Guarantors pursuant to Section 3(b) hereof), and pursuant thereto the Issuer and the Guarantors shall prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof;
     (ii) issue, upon the request of any Holder or purchaser of Initial Notes covered by any Shelf Registration Statement contemplated by this Agreement, Exchange Notes having an aggregate principal amount equal to the aggregate principal amount of Initial Notes sold pursuant to the Shelf Registration Statement and surrendered to the Issuer for cancellation; the Issuer and the Guarantors shall register the Exchange Notes on the Shelf Registration Statement for this purpose and issue the Exchange Notes to the purchaser(s) of securities subject to the Shelf Registration Statement in the names as such purchaser(s) shall designate;
     (iii) advise each Holder and the underwriter(s), if any, and, if requested by such Holder, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Shelf Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Shelf Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, and (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Shelf Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Shelf Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

     (iv) furnish to each Holder, in connection with such sale, if any, before filing with the Commission, copies of any Shelf Registration Statement or any Prospectus included therein or any amendments or supplements to any such Shelf Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents shall be subject to the review and comment of such Holders in connection with such sale, if any, for a period of at least five Business Days, and neither the Issuer nor the Guarantors shall file any such Shelf Registration Statement or Prospectus or any amendment or supplement to any such Shelf Registration Statement or Prospectus (including all such documents incorporated by reference) to which such Holders shall reasonably object within five Business Days after such Holders’ receipt thereof. A Holder shall be deemed to have reasonably objected to such filing if such Shelf Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading or fails to comply with the applicable requirements of the Securities Act;
     (v) promptly prior to the filing of any document that is to be incorporated by reference into a Shelf Registration Statement or Prospectus, provide copies of such document to each Holder who so requests in connection with such sale, if any, make representatives of the Issuer and the Guarantors available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such Holders may reasonably request;
     (vi) make available, at reasonable times, for inspection by each Holder and any attorney or accountant retained by such Holders, all financial and other records, pertinent corporate documents of the Issuer and the Guarantors and cause the officers, directors and employees of the Issuer and the Guarantors to supply all information reasonably requested by any such Holder, attorney or accountant in connection with such Shelf Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness, in order to conduct a reasonable due diligence investigation; provided, however, that such Persons first agree in writing with the Issuer and the Guarantors that any information that is reasonably and in good faith designated by the Issuer and the Guarantors in writing as confidential at the time of delivery of such information will be kept confidential by such Persons, unless (A) disclosure of such information is required by court or administrative order or is necessary to respond to inquires of regulatory authorities, (B) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of such Shelf Registration Statement or the use of any Prospectus), (C) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard such information by such Person, (D) such information becomes available to such Person from a source other than the Parent Guarantor and its subsidiaries and such source is not known, after reasonable inquiry, by such Person to be bound by a confidentiality agreement or (E) such information is independently developed, discovered or arrived at by such person;
     (vii) if requested by any Holders in connection with such sale, promptly include in any Shelf Registration Statement or Prospectus, pursuant to a supplement or post-

effective amendment if necessary, such information as such Holders may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Transfer Restricted Securities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Issuer and the Guarantors are notified of the matters to be included in such Prospectus supplement or post-effective amendment;
     (viii) furnish to each Holder in connection with such sale without charge, at least one copy of the Shelf Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits, including exhibits incorporated therein by reference, if so requested by such Holder (other than portions of agreements and other documents that are granted confidential treatment by the Commission);
     (ix) upon the request of any Holder, enter into such agreements (including underwriting agreements) and make such representations and warranties and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Shelf Registration Statement contemplated by this Agreement as may be reasonably requested by any Holder in connection with any sale or resale pursuant to any Shelf Registration Statement. In such connection, the Issuer and the Guarantors shall:
     (A) if requested by a majority of selling Holders, to use their commercially reasonable efforts to cause to be furnished to each Holder, upon the effectiveness of the Shelf Registration Statement, any one or more of the following items so specified in such request:
     (1) a certificate, dated such date, signed on behalf of the Issuer by (x) the President or any Vice President of the Issuer and (y) a principal financial or accounting officer of the Issuer, confirming, as of the date thereof, the matters set forth in Section 5(h) of the Purchase Agreement and such other similar matters as such Holders may reasonably request;
     (2) an opinion, dated the date of effectiveness of the Shelf Registration Statement, of counsel for the Issuer and the Guarantors in customary form covering matters similar to those set forth in the opinion delivered pursuant to Section 5(a) of the Purchase Agreement and such other matters as such Holders may reasonably request; and
     (3) a customary comfort letter, dated the date of effectiveness of the Shelf Registration Statement, from the Parent Guarantor’s independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with underwritten offerings, and affirming the matters set forth in the comfort letters delivered pursuant to Sections 5(i) and (j) of the Purchase Agreement; and

     (B) deliver such other documents and certificates as may be reasonably requested by the majority of selling Holders to evidence compliance with the matters covered in clause (A) of this Section 5(b)(ix) and with any customary conditions contained in any agreement entered into by the Issuer and the Guarantors pursuant to this clause (ix); and
     (x) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders and their counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities laws of such jurisdictions as the selling Holders may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that neither the Issuer nor any Guarantor shall be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Shelf Registration Statement, in any jurisdiction where it is not now so subject.
          (c) General Provisions. In connection with any Registration Statement that the Issuer and the Guarantors shall file pursuant to Section 2 or Section 3 and any Prospectus related to any such Registration Statement, the Issuer and the Guarantors shall:
     (i) use all commercially reasonable efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Sections 2 or 3 of this Agreement, as applicable. Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain an untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Issuer and the Guarantors shall file promptly an appropriate amendment to such Registration Statement or a supplement to the relevant prospectus curing such defect, and, if Commission review is required, use their commercially reasonable efforts to cause such amendment to be declared effective as soon as practicable. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities laws, the Issuer and the Guarantors shall use all commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;
     (ii) prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be reasonably necessary to keep such Registration Statement effective for the period specified in Sections 2 or 3 of this Agreement, as applicable; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with Rules 424, 430A and 462, as applicable, under the Securities Act in a timely manner; and comply with the provisions of the

Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;
     (iii) subject to Section 5(c)(i) hereof, if any fact or event contemplated by Section 5(b)(iii)(D) hereof shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
     (iv) deliver to each Holder without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; each of the Issuer and the Guarantors hereby consents to the use (in accordance with law) of the Prospectus and any amendment or supplement thereto by each selling Holder in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;
     (v) in connection with any sale of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, (A) cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends and (B) register such Transfer Restricted Securities in such denominations and such names as the selling Holders may request at least two Business Days prior to such sale of Transfer Restricted Securities;
     (vi) use their commercially reasonable efforts to cause the disposition of the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Transfer Restricted Securities; provided, however, that neither the Issuer nor any of the Guarantors shall be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;
     (vii) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of a Registration Statement covering such Transfer Restricted Securities and provide the Trustee under the Indenture with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with the Depository Trust Company;

     (viii) cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter (including any “qualified independent underwriter”) that is required to be retained in accordance with the rules and regulations of FINRA;
     (ix) otherwise use its commercially reasonable efforts to comply with all applicable policies, rules and regulations of the Commission, and make generally available to the Holders with regard to any applicable Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Securities Act);
     (x) cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement and, in connection therewith, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use their commercially reasonable efforts to cause the Trustee to execute all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner; and
     (xi) provide promptly to each Holder, upon request, each document filed with the Commission pursuant to the requirements of Sections 13 or 15(d) of the Exchange Act.
          (d) Restrictions on Holders. Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of the notice referred to in Section 5(b)(iii)(C) hereof or any notice from the Issuer or any Guarantor of the existence of any fact of the kind described in Section 5(b)(iii)(D) hereof (in each case, a “Suspension Notice”), such Holder shall forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until (i) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 5(c)(iii) hereof, or (ii) such Holder is advised in writing by the Issuer and the Guarantors that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (in each case, the “Recommencement Date”). Each Holder receiving a Suspension Notice hereby agrees that it shall either (i) destroy any Prospectuses, other than permanent file copies, then in such Holder’s possession which have been replaced by the Issuer or the Guarantors with more recently dated Prospectuses or (ii) deliver to the Issuer and the Guarantors (at the expense of the Issuer and the Guarantors) all copies, other than permanent file copies, then in such Holder’s possession of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of the Suspension Notice. The time period regarding the effectiveness of such Registration Statement set forth in Sections 2 or 3 herein, as applicable, shall be extended by a number of days equal to the number of days in the period from and including the date of delivery of the Suspension Notice to the Recommencement Date.

          Section 6. Registration Expenses. (a) All expenses incident to the Issuer’s or any Guarantor’s performance of or compliance with this Agreement shall be borne by the Issuer and the Guarantors, regardless of whether a Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal and state securities laws; (iii) all expenses of printing (including printing certificates for the Exchange Notes to be issued in the Exchange Offer, or, if applicable, in connection with an offering pursuant to a Shelf Registration Statement, and the printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Issuer and the Guarantors; (v) all application and filing fees in connection with listing the Exchange Notes on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Parent Guarantor (including the expenses of any special audit and comfort letters required by or incident to such performance).
          The Issuer and the Guarantors shall, in any event, bear their own internal expenses (including, without limitation, all salaries and expenses of their respective officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Issuer and the Guarantors.
          (b) In connection with any Shelf Registration Statement required by this Agreement, the Issuer and the Guarantors shall reimburse the Initial Purchasers and the Holders of Transfer Restricted Securities for the reasonable fees and disbursements of not more than one counsel chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Shelf Registration Statement is being prepared (which counsel, and the fees and disbursements proposed to be charged by such counsel, shall be reasonably satisfactory to the Issuer).
          (c) Each Holder will pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Transfer Restricted Securities pursuant to the Shelf Registration Statement.
          Section 7. Indemnification and Contribution. (a) Subject to Section 9 hereof, each of the Issuer and the Guarantors will indemnify and hold harmless each Holder, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Securities Act, the Exchange Act, other applicable Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, preliminary prospectus or Prospectus (or any amendment or supplement thereto) provided by the Issuer and the Guarantors to any Holder or any prospective purchaser of Exchange Notes, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that neither the Issuer nor any Guarantor will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Issuer and the Guarantors by any Holder specifically for use therein.
          (b) Each Holder will severally and not jointly indemnify and hold harmless the Issuer and the Guarantors and each person, if any, who controls the Issuer or the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Holder Indemnified Party”), against any losses, claims, damages or liabilities to which such Holder Indemnified Party may become subject, under the Securities Act, the Exchange Act, other applicable Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement, preliminary prospectus or Prospectus (or any amendment or supplement thereto) provided by the Issuer and the Guarantors to any Holder or any prospective purchaser of Exchange Notes, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuer and the Guarantors by such Holder specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Holder Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Holder Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred.
          (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7, as the case may be, for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.
          (d) The obligations of the Issuer and the Guarantors under this Section 7 shall be in addition to any liability which the Issuer and the Guarantors may otherwise have and shall extend, upon the same terms and conditions, to each Person, if any, who controls any Holder, within the meaning of the Securities Act; and the obligations of the Holders under this Section 7 shall be in addition to any liability which the respective Holder may otherwise have and shall extend, upon the same terms and conditions, to each director of the Issuer and the Guarantors and to each Person, if any, who controls the Issuer and the Guarantors within the meaning of the Securities Act.
          (e) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Guarantors on the one hand and the Holders on the other from the offering of the Notes or (ii) if the allocation provided by this Section 7 is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in this Section 7 but also the relative fault of the Issuer and the Guarantors on the one hand and the Holders on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Issuer and the Guarantors on the one hand and the Holders on the other shall be deemed to be in the same proportion as the total net proceeds from the Exchange Offer (before deducting expenses) received by the Issuer and the Guarantors bear to the total underwriting discounts and commissions received by the Holder. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer and the Guarantors or the Holders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this Section 7. Notwithstanding the provisions of this Section 7, no Holder shall be required to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Holder under this Agreement, less the aggregate amount of any damages that such Holder has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations in this Section 7 to contribute are several in proportion to their respective underwriting obligations and not joint. The Issuer, the Guarantors and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7.
          Section 8. Rule 144A and Rule 144. The Issuer and each Guarantor agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Issuer or any Guarantor (i) is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder, to such Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A; and (ii) is subject to Section 13 or 15(d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144.
          Section 9. Limitation on Liability of Senior Subordinated Guarantors. Notwithstanding anything to the contrary in this Agreement, the liability (whether direct or indirect, in contract or tort or otherwise) of each individual Senior Subordinated Guarantor (other than MPEL Investments Limited and MPEL Nominee One Limited) for any payments, losses, claims, damages or other liabilities to which it may become subject pursuant to this Agreement (including, without limitation, for any indemnification or contribution claims made pursuant to Section 7 of this Agreement) shall be no greater than HK$100,000,000. MPEL Investments Limited and MPEL Nominee One Limited shall have no liability (whether direct or indirect, in contract or tort or otherwise) for any payments, losses, claims, damages or other liabilities to which they may become subject pursuant to this Agreement. For the avoidance of doubt, nothing herein shall be construed to in any way limit the liability (whether direct or indirect, in contract or tort or otherwise) of the Issuer, the Parent Guarantor or MPEL International under this Agreement.
          Section 10. Miscellaneous. (a) No Inconsistent Agreements. Neither the Issuer nor any Guarantor shall, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Neither the Issuer nor any Guarantor is a party to any agreement granting any registration rights with respect to its securities to any Person that would require such securities to be included in any Registration Statement contemplated by this Agreement. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Issuer’s or any Guarantor’s securities under any agreement in effect on the date hereof.
          (b) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Issuer and the Guarantors have obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer

Restricted Securities (excluding Transfer Restricted Securities held by the Issuer or any of its Affiliates).
          (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), fax, telex, telecopier, or air courier guaranteeing overnight delivery:
     (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and
     (ii) if to the Issuer or the Guarantors:
Melco Crown Entertainment Limited
36th Floor
The Centrium
60 Wyndham Street
Central, Hong Kong
Attention: Chief Legal Officer
Facsimile: +852 2230 9438
with a copy to:
Debevoise & Plimpton LLP
13/F Entertainment Building
30 Queen’s Road Central
Hong Kong
Attention: Thomas M. Britt III
          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if sent by fax, and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.
          Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.
          (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms hereof or of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Transfer Restricted Securities in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.
          (e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
          (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
          (g) Waiver of Immunity. To the extent that the Issuer and each Guarantor has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Issuer and each Guarantor hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement.
          (h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.
          Each of the Issuer and the Guarantors hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Issuer and the Guarantors irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. Each of the Issuer and the Guarantors irrevocably appoints CT Corporation System as its authorized agent in the Borough of Manhattan in the City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Issuer and the Guarantors by the person serving the same to the address provided in Section 10(c), shall be deemed in every respect effective service of process upon the Issuer and the Guarantors in any such suit or proceeding. Each of the Issuer and the Guarantors further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of nine years from the date of this Agreement.
          The obligations of the Issuer and the Guarantors pursuant to this Agreement in respect of any sum due to any Holder shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Holder of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Holder may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Holder hereunder, the Issuer and the Guarantors agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Holder against such loss. If the United States dollars so purchased are greater than the sum originally due to such Holder hereunder, such Holder agrees to pay to the Issuer and the Guarantors an amount equal to the excess of the dollars so purchased over the sum originally due to such Holder hereunder.
          (i) Waiver of Jury Trial. Each party hereto hereby waives its rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement or the subject matter hereof. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. This Section 10(i) has been fully discussed by each of the parties hereto and these provisions shall not be subject to any exceptions. Each party hereto hereby further warrants and represents that such party has reviewed this waiver with its legal counsel, and that such party knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. This waiver is irrevocable, meaning that it may not be modified either orally or in writing, and this waiver shall apply to any subsequent amendments, supplements or modifications to (or assignments of) this agreement. In the event of litigation, this agreement may be filed as a written consent to a trial (without a jury) by the court.
          (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.
          (k) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Issuer and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.
          (l) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.
(signature page follows)

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Very truly yours, The Issuer MCE FINANCE LIMITED
By:	/s/ Simon Dewhurst
	Name:	DEWHURST Simon Edward Thomas
	Title:	Authorized Signatory

The Parent Guarantor MELCO CROWN ENTERTAINMENT LIMITED
By:	/s/ Simon Dewhurst
	Name:	DEWHURST Simon Edward Thomas
	Title:	Executive Vice President and Chief Financial Officer

The Subsidiary Guarantors MELCO CROWN (GAMING) MACAU LIMITED
By:	/s/ Simon Dewhurst
	Name:	DEWHURST Simon Edward Thomas
	Title:	Authorized Signatory

MPEL NOMINEE ONE LIMITED
By:	/s/ Simon Dewhurst
	Name:	DEWHURST Simon Edward Thomas
	Title:	Authorized Signatory

MPEL INTERNATIONAL LIMITED
By:	/s/ Simon Dewhurst
	Name:	DEWHURST Simon Edward Thomas
	Title:	Authorized Signatory

(Signature Page to Registration Rights Agreement)

MPEL INVESTMENTS LIMITED
By:	/s/ Simon Dewhurst
	Name:	DEWHURST Simon Edward Thomas
	Title:	Authorized Signatory

ALTIRA HOTEL LIMITED
By:	/s/ Simon Dewhurst
	Name:	DEWHURST Simon Edward Thomas
	Title:	Authorized Signatory

ALTIRA DEVELOPMENTS LIMITED
By:	/s/ Simon Dewhurst
	Name:	DEWHURST Simon Edward Thomas
	Title:	Authorized Signatory

MELCO CROWN (COD) HOTELS LIMITED
By:	/s/ Simon Dewhurst
	Name:	DEWHURST Simon Edward Thomas
	Title:	Authorized Signatory

MELCO CROWN (COD) DEVELOPMENTS LIMITED
By:	/s/ Simon Dewhurst
	Name:	DEWHURST Simon Edward Thomas
	Title:	Authorized Signatory

MELCO CROWN (CAFE) LIMITED
By:	/s/ Simon Dewhurst
	Name:	DEWHURST Simon Edward Thomas
	Title:	Authorized Signatory

(Signature Page to Registration Rights Agreement)

GOLDEN FUTURE (MANAGEMENT SERVICES) LIMITED
By:	/s/ Simon Dewhurst
	Name:	DEWHURST Simon Edward Thomas
	Title:	Authorized Signatory

MELCO CROWN HOSPITALITY AND SERVICES LIMITED
By:	/s/ Simon Dewhurst
	Name:	DEWHURST Simon Edward Thomas
	Title:	Authorized Signatory

MELCO CROWN (COD) RETAIL SERVICES LIMITED
By:	/s/ Simon Dewhurst
	Name:	DEWHURST Simon Edward Thomas
	Title:	Authorized Signatory

MELCO CROWN (COD) VENTURES LIMITED
By:	/s/ Simon Dewhurst
	Name:	DEWHURST Simon Edward Thomas
	Title:	Authorized Signatory

COD THEATRE LIMITED
By:	/s/ Simon Dewhurst
	Name:	DEWHURST Simon Edward Thomas
	Title:	Authorized Signatory

(Signature Page to Registration Rights Agreement)

MELCO CROWN COD (HR) HOTEL LIMITED
By:	/s/ Simon Dewhurst
	Name:	DEWHURST Simon Edward Thomas
	Title:	Authorized Signatory

MELCO CROWN COD (CT) HOTEL LIMITED
By:	/s/ Simon Dewhurst
	Name:	DEWHURST Simon Edward Thomas
	Title:	Authorized Signatory

MELCO CROWN COD (GH) HOTEL LIMITED
By:	/s/ Simon Dewhurst
	Name:	DEWHURST Simon Edward Thomas
	Title:	Authorized Signatory

MPEL (DELAWARE) LLC
By:	/s/ Simon Dewhurst
	Name:	DEWHURST Simon Edward Thomas
	Title:	Authorized Signatory

(Signature Page to Registration Rights Agreement)

Accepted and Agreed to:

The Initial Purchasers

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Jocelyn Court

Name:	Jocelyn Court
Title:	Managing Director

By:	/s/ Elizabeth Morgan

Name:	Elizabeth Morgan
Title:	Director

MERRILL LYNCH INTERNATIONAL

By:	/s/ Mark Chu

Name:	Mark Chu
Title:	Managing Director

THE ROYAL BANK OF SCOTLAND PLC

By:	/s/ Mike Ng

Name:	Mike Ng
Title:	Director

ANZ SECURITIES, INC.

By:	/s/ Ann Vavalli

Name:	Ann Vavalli
Title:	President
(Signature Page to Registration Rights Agreement)

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Edward Lam

Name:	Edward Lam
Title:	Managing Director

By:	/s/ Adrian Khoo

Name:	Adrian Khoo
Title:	Managing Director

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By:	/s/ J. Court

Name:	J. Court
Title:	Duly Authorized Attorney

COMMERZ MARKETS LLC

By:	/s/ J. Court

Name:	J. Court
Title:	Duly Authorized Attorney

nabSECURITIES, LLC

By:	/s/ Thomas DeMaio

Name:	Thomas DeMaio
Title:	President & CEO
(Signature Page to Registration Rights Agreement)

UBS AG
By:	/s/ J. Court

Name:	J. Court
Title:	Duly Authorized Attorney
(Signature Page to Registration Rights Agreement)

SCHEDULE I
SENIOR SUBORDINATED GUARANTORS
Melco Crown Gaming (Macau) Limited
MPEL Nominee One Limited
MPEL Investments Limited
Altira Hotel Limited
Altira Developments Limited
Melco Crown (COD) Hotels Limited
Melco Crown (COD) Developments Limited
Melco Crown (Cafe) Limited
Golden Future (Management Services) Limited
Melco Crown Hospitality and Services Limited
Melco Crown (COD) Retail Services Limited
Melco Crown (COD) Ventures Limited
COD Theatre Limited
Melco Crown COD (HR) Hotel Limited
Melco Crown COD (CT) Hotel Limited
Melco Crown COD (GH) Hotel Limited
MPEL (Delaware) LLC